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                                                                     EXHIBIT 8.1

                 (Blackwell Sanders Peper Martin LLP Letterhead)

                                January 26, 2004

Government Properties Trust, Inc.
10250 Regency Circle, Suite 100
Omaha, Nebraska 68114

RE: Tax Opinion in Connection with REIT Status of Government Properties Trust, Inc.

Ladies and Gentlemen:

We have acted as tax counsel to Government Properties Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-11 (the "Registration Statement"), relating to the registration of Common Stock of the Company. You have requested our opinion on certain Federal income tax matters in connection with the issuance of such securities pursuant to the Registration Statement.

In rendering this opinion, we have reviewed (i) the Registration Statement; (ii) the Company's Articles of Incorporation; and (iii) the Company's Bylaws. In our review, we have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of any copies.

For purposes of this opinion, with respect to matters of fact, we have relied upon the representations of fact set forth in a certificate of an officer of the Company (the "Officer's Certificate"). Although we have not independently verified the truth, accuracy or completeness of the factual representations contained in the Officer's Certificate and the underlying assumptions upon which they are based, nothing has come to the attention of the attorneys primarily responsible for the preparation of the Registration Statement, that would cause them to question such representations.

Based upon the foregoing, and the discussions in the Prospectus under the caption "Material United States Federal Income Tax Consequences" (which are incorporated herein by reference), we are of the opinion that: (1) based on the Officer's Certificate and assuming the Company operates as described in the Prospectus and the Officer's Certificate, the Company's current and proposed organization and method of operation will permit the Company to meet the requirements for taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, (the "Code") for its taxable year ending December 31, 2003 and in future taxable years; and (2) the statements made in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" to the extent they describe matters of United States Federal income tax law provide an accurate summary in all material respects of such provisions of the Federal income tax law referred to therein.



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We note, however, that the ability of the Company to qualify as a real estate investment trust for any year will depend upon future events, some of which are not within the Company's control, and it is not possible to predict whether the facts set forth in the Registration Statement, the Officer's Certificate and this letter will continue to be accurate in the future. In addition, our opinion is based on the Code, the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Service (the "Service"), cases or other relevant authority, and the status of the Company as a real estate investment trust for Federal income tax purposes may be affected by changes in the Code, the Regulations and other relevant authority.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions "Material United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus included in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   Very truly yours,

                                   /s/ Blackwell Sanders Peper Martin LLP